UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 5, 2017

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-10560 (Commission File Number)	74-2211011 (I.R.S. Employer Identification No.)

4141 N. Scottsdale Road, Scottsdale, Arizona  85251

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code:  (623) 300-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                                           [  ]

Item 1.01.   Entry into a Material Definitive Agreement.

                On December 8, 2017, Benchmark Electronics, Inc. (the “Company”) entered into a Key Management Severance Agreement with Michael Buseman, Executive Vice President of Operations.  Mr. Buseman joined the Company in August 2017.  Mr. Buseman’s compensation arrangements are described in the Form 8-K filed by the Company on July 18, 2017 and incorporated by reference herein.  The form of the severance agreement (the “agreement”) is filed as Exhibit 10.1 to this report, and the following description of the agreement is qualified by the terms and conditions of such exhibit, which is hereby incorporated by reference.

                The agreement contemplates an annual base salary, subject to adjustment from time to time, as determined by the Chief Executive Officer and the Compensation Committee of the Company’s Board of Directors, and an annual bonus consistent with the employee’s current plan, or such other plan as may be approved from time to time by the Chief Executive Officer and/or the Compensation Committee for similarly situated key management employees.

                The agreement provides for the employee’s participation in all long-term incentive compensation programs and other benefits consistent with those available to other senior officers and provides for a one-year term subject to automatic one-year extensions, unless terminated by the Company or the employee.  Any incentive compensation is subject to potential forfeiture or recovery by the Company in accordance with the compensation recovery policy adopted by the Board of Directors.

                The agreement contains restrictive covenants prohibiting the employee from competing with the Company or soliciting its customers or service providers during the term of the agreement and for one year thereafter (or two years, if termination is related to a “change in control” (as defined in the agreement)).  During the same periods, the employee may not make disparaging remarks about the Company, its subsidiaries or products and services or divert customers of the Company to its competitors.  Additionally, the agreement contains confidentiality covenants that continue until three years after the date of the employee’s termination.

                The agreement does not permit payment of excise taxes levied under Sections 280G and 4999 of the U.S. Internal Revenue Code; rather, if payments and benefits provided to the employee along with other payments and benefits provided by the Company would collectively constitute “parachute payments” for purposes of those sections, such payments and benefits would be reduced to an amount sufficient to avoid application of the excise tax.

                The agreement provides for the payment of anything owing or accrued upon termination and continuation of medical and other benefits for specified times in qualifying circumstances.  In addition, the agreement provides that:

•         If employment is terminated by the Company without cause, or by the employee for “good reason,” (as defined in the agreement) severance will be paid equal to the employee’s annual base salary and target-level bonus for the full year (or twice such amounts if termination is in connection with a change in control).  If the employee secures other employment following termination, the foregoing payments will be reduced to 50% of the balance still owing, except in the case of terminations in connection with a change in control.  The employee must execute a general release and comply with the non-competition and other requirements of the agreement to receive the severance.

•         If employment terminates due to death or disability, equity awards that are not performance-based immediately vest in full, and the employee (or the employee’s estate) receives a prorated bonus for the current year.

•         If the employee retires, equity awards that are not performance-based will continue vesting until fully vested.

•         If the employee is terminated for cause or terminates employment without good reason no additional payments are made beyond those owing or accrued.

On December 7, 2017, the Company entered into a Transition Agreement and Release of All Claims (the “Transition Agreement”) with Scott Peterson, the Company’s Vice President, General Counsel and Secretary.  The Transition Agreement supersedes certain provisions of Mr. Peterson’s existing Executive Severance Agreement.  The Transition Agreement provides that Mr. Peterson will continue to serve as Vice President, General Counsel and Secretary until December 31, 2017 and thereafter in a transitional role through March 16, 2018.  Subject to Mr. Peterson’s execution of a customary release of all claims, he will continue to receive his annualized salary of $371,000 during the transition period beginning January 1, 2018 and ending March 16, 2018, and his restricted stock unit awards and nonqualified stock option awards that vest solely based on the passage of time will continue to vest through March 16, 2018.  In addition, Mr. Peterson will receive the severance and continued health insurance premium payments he is entitled to receive under his Executive Severance Agreement for a termination by the Company without cause, except that the amount of the severance payment will be reduced from 100% of his base salary for 12 full months and only be paid during the severance period beginning March 16, 2018 and ending December 31, 2018, and the duration of the continued health insurance premium payments will be reduced from a period of 12 months and only be paid during the period beginning March 16, 2018 and ending December 31, 2018.  The Transition Agreement further provides that the bonus, if any, due to Mr. Peterson for the 2017 calendar year will be calculated and paid in accordance with the existing terms of the Company’s executive annual incentive compensation plan.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2017, Scott Peterson, the Company’s Vice President, General Counsel and Secretary, notified the Company he will resign from his position effective December 31, 2017.  In connection with this event, on December 7, 2017, Mr. Peterson and the Company entered into a Transition Agreement and Release of All Claims.  The terms of this agreement are described above under Item 1.01.

Item 9.01.   Financial Statements and Exhibits.

                (d)  Exhibits

Exhibit No.                    Description of Exhibit

10.1                                Form of Key Management Severance Agreement

10.2                                Transition Agreement and Release of All Claims by and between Scott Peterson and the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: December 11, 2017	By: /s/ Paul J. Tufano
Paul J. Tufano
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of Key Management Severance Agreement
10.2	Transition Agreement and Release of All Claims by and between Scott Peterson and the Company